UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2026

Karyopharm Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36167	26-3931704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, Massachusetts		02459
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	KPTI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2026, Karyopharm Therapeutics Inc. (the “Company”) entered into the Second Amendment to Credit and Guaranty Agreement (the “Amendment”) with the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, which amends the Company’s Credit and Guaranty Agreement, dated May 8, 2024 (as previously amended, the “Credit Agreement”).

The purpose of the Amendment and the Forbearance Agreement (as defined below) is to reduce the capital required to extend the Company’s liquidity runway beyond the second quarter of 2026 and beyond the anticipated reporting of top-line data from the event driven, Phase 3 XPORT-EC 042 trial, which continues to be expected in mid-2026. The Amendment and Forbearance Agreement permit the Company to defer certain principal and interest payments until September 2026, maintain the Company’s existing minimum liquidity covenant of $10.0 million through October 10, 2026, and eliminate the requirement that 50% of proceeds from financing activities be applied to increase the minimum liquidity covenant; provided, in each case, that the Capital Raise Trigger (as defined below) is met.

Amendment to the Credit Agreement

The Amendment provides that, if the Company consummates a sale and issuance of the Company’s common stock, in one or more transactions, resulting in proceeds to the Company of not less than $25.0 million actually received in cash before June 10, 2026 (the “Capital Raise Trigger”), (i) the Company’s cash interest payment otherwise payable on June 30, 2026 will be paid in kind on June 30, 2026 and (ii) the principal installment otherwise due on June 10, 2026 will instead be due on September 10, 2026. The Amendment also amends the Credit Agreement’s minimum consolidated liquidity covenant. Under the existing covenant, the Company must maintain minimum liquidity of at least the lesser of (a) $25.0 million and (b) $10.0 million plus 50% of the net cash proceeds received from certain debt and equity issuances through October 10, 2026. The Amendment provides that proceeds received in connection with a capital raise that satisfies the Capital Raise Trigger will be excluded from this calculation, so that such proceeds do not cause the minimum liquidity requirement to increase. After October 10, 2026, the covenant continues to require minimum consolidated liquidity of $25.0 million.

The Amendment also modifies the prepayment premium provided in the Credit Agreement such that (i) application of a 5% prepayment premium would extend through and including June 10, 2026 and (ii) if the Capital Raise Trigger occurs, such application of a 5% prepayment premium would be extended through May 8, 2027 (and 0% thereafter).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01.	Other Items.

Forbearance Agreement

On February 27, 2026, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with (i) 100% of the lenders under the Credit Agreement, (ii) holders representing 100% of the outstanding principal amount of the Company’s 9.00% Convertible Senior Notes due 2028 (the “2028 Notes”), (iii) holders representing 100% of the outstanding principal amount of the Company’s 9.00% Convertible Senior Notes due 2029 (the “2029 Notes”), and (iv) the investor representative acting at the direction of the investors under the Company’s revenue interest financing agreement (collectively, the “Consenting Parties”).

The effectiveness of the Forbearance Agreement is conditioned on, among other things, the occurrence of the Capital Raise Trigger. Upon effectiveness, the Consenting Parties agreed to forbear from exercising certain rights and remedies with respect to specified matters, including (i) payment-related defaults that would result from the Company’s non-payment of the cash interest payments due June 30, 2026 under the indentures governing the 2028 Notes and 2029 Notes (and related cross-defaults) and (ii) any minimum liquidity-related defaults that would result from the minimum liquidity covenants under such indentures to the extent impacted by an increase in the applicable liquidity threshold resulting from such equity financing (and related cross-defaults).

Under the Forbearance Agreement, the forbearance with respect to the specified payment matters would continue until September 30, 2026, and the forbearance with respect to the specified minimum liquidity matters would continue until October 10, 2026, in each case unless terminated earlier upon the occurrence of certain customary termination events. The

Forbearance Agreement does not constitute a waiver of any defaults or events of default, and the Consenting Parties reserve their rights and remedies, subject to the terms of the Forbearance Agreement.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those regarding the Company’s expected cash runway and liquidity and whether the Capital Raise Trigger will occur. Such statements are subject to numerous important factors, risks and uncertainties, many of which are beyond the Company’s control, that may cause actual events or results to differ materially from the Company’s current expectations. For example, there can be no guarantee that the Company will successfully commercialize XPOVIO or that any of the Company’s drug candidates, including selinexor, will successfully complete necessary clinical development phases or that development of any of the Company’s drug candidates will continue. Further, there can be no guarantee that any positive developments in the development or commercialization of the Company’s drug candidate portfolio will result in stock price appreciation. Management’s expectations and, therefore, any forward-looking statements in this Current Report on Form 8-K could also be affected by risks and uncertainties relating to a number of other factors, including the following: the adoption of XPOVIO in the commercial marketplace, the timing and costs involved in commercializing XPOVIO or any of the Company’s drug candidates that receive regulatory approval; the ability to obtain and retain regulatory approval of XPOVIO or any of the Company’s drug candidates that receive regulatory approval; the Company’s results of clinical trials and preclinical trials, including subsequent analysis of existing data and new data received from ongoing and future trials; the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies, including with respect to the need for additional clinical trials; the ability of the Company’s or its third party collaborators or successors in interest to fully perform their respective obligations under the applicable agreement and the potential future financial implications of such agreement; the Company’s ability to enroll patients in its clinical trials; unplanned cash requirements and expenditures; substantial doubt exists regarding the Company’s ability to continue as a going concern; development or regulatory approval of drug candidates by the Company’s competitors for products or product candidates in which Karyopharm is currently commercializing or developing; and the Company’s ability to obtain, maintain and enforce patent and other intellectual property protection for any of its products or product candidates. These and other risks are described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission (SEC) on February 13, 2026, and in other filings that Karyopharm may make with the SEC in the future. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and, except as required by law, Karyopharm expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Second Amendment to Credit and Guaranty Agreement, dated February 27, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: March 2, 2026	By:	/s/ Michael Mano
Michael Mano
Executive Vice President, Chief Legal Officer and Secretary